Exhibit 10.3

GI Dynamics, Inc.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of October 21, 2020 (the “Effective Date”), by and between GI Dynamics, Inc., a Delaware corporation (the “Company”), and Ginger Glaser (“Consultant”).

1. Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services to the Company as described on Exhibit A hereto (the “Services”). Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company.

2. Fees. Subject to Section 4 below, as consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B hereto at the times specified therein.

3. Expenses. Consultant shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services except (i) as expressly specified in Exhibit C hereto (which shall be none unless specified thereon) or (ii) as otherwise agreed to in advance by the Company’s Chief Executive Officer, Chief Operating Officer or Chairperson of the board of directors, which consent shall be evidenced in writing for any expenses in excess of $500. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4. Term and Termination. Consultant shall serve as a consultant to the Company commencing as of the Effective Date. The initial term of this Agreement shall be one (1) year from the Effective Date (the “Initial Term”) and shall automatically renew thereafter for one (1) additional one (1) year term (the “Renewal Term,” and together with the Initial Term, the “Term”), unless earlier terminated as provided herein. Notwithstanding the foregoing, either party may terminate this Agreement at any time upon thirty (30) days’ prior written notice; provided; however, that the Company may terminate this Agreement immediately for “Cause.” In the event of termination in accordance with this paragraph by Consultant or by the Company, then Consultant shall only be paid for any portion of the Services that have been performed prior to such termination.

As used herein, for “Cause” means a termination of Consultant’s engagement by the Company due to (A) Consultant’s continued (after the cure period set forth below) gross negligence and/or misconduct (including but not limited to dishonesty, fraud, deceit, or material incidents of insubordination), (B) the conviction (by trial, upon a plea or otherwise) of Consultant of, or the admission of guilt by Consultant of, a felony or a crime involving moral turpitude or any other act of dishonesty, fraud or deceit or is punishable by imprisonment of thirty (30) days or more, provided, however, that nothing in this Agreement shall obligate the Company to pay any compensation during any period that Consultant is unable to perform her duties hereunder due to any incarceration, (C) a breach of fiduciary duty to the Company, (D) a breach of this Agreement or the Confidentiality Agreement (as defined below) that adversely affects the Company; provided that the Company may not terminate Consultant’s engagement pursuant to clause (A), unless, as to matters that are capable of cure within the Term, the Company has given Consultant written notice of such matters in specific detail and of its intention to so terminate Consultant if such matter is not remedied within ten (10) days after written notice thereof from the Company.

5. Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

6. Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense and only after obtaining the prior written consent of the Company, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”), subject to the Company’s prior written consent. The Assistants are not and shall not be employees of the Company, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute and deliver to the Company a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit D hereto (the “Confidentiality Agreement”).

(a) No Authority to Bind Company. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(b) No Benefits. Consultant acknowledges and agrees that Consultant and its Assistants shall not be eligible for any Company employee benefits and, to the extent Consultant otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(c) Taxes; Indemnification. Consultant shall have full responsibility for all applicable taxes for all compensation paid to Consultant or its Assistants under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims, penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants.

7. Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s Chief Executive Officer. Consultant will be required to report to the Chief Executive Officer concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Executive Officer.

8. Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the Term, consulting or other services for, or engage in or intend to engage in an employment relationship with, medical device companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the Term (except for those companies, if any, listed on Exhibit E hereto). If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately. In no event shall any of the Services be performed for the Company at the facilities of a third party or using the resources of a third party.

9. Confidentiality Agreement. Consultant shall sign, or has signed, a Confidentiality Agreement in the form set forth as Exhibit D hereto, on or before the date Consultant begins providing the Services.

10. Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

11. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(i) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Consultant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(j) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement effective as of the Effective Date.

the company:

GI Dynamics, Inc.

By:	/s/ Scott Schorer
(Signature)

Name:	Scott Schorer
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:

CONSULTANT:

GINGER GLASER

/s/ Ginger Glaser
(Signature)

GI Dynamics, Inc. – Signature Page to Consulting Agreement

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform such consulting services as directed by the Company’s Chief Executive Officer, Chief Operating Officer or Chairperson of the board of directors, subject to the terms and conditions of this Agreement:

For the avoidance of doubt, the Services shall not include any work performed in Consultant’s capacity as a director of the Company.

GI Dynamics, Inc. – Exhibit A to Consulting Agreement

EXHIBIT B

COMPENSATION

As consideration for Services rendered by Consultant under this Agreement as set forth on Exhibit A, the Company shall pay Consultant $125 per hour during the Term, payable monthly and subject to the requirements set forth in this Agreement.

GI Dynamics, Inc. – Exhibit B to Consulting Agreement

EXHIBIT C

ALLOWABLE Expenses

None.

GI Dynamics, Inc. – Exhibit C to Consulting Agreement

EXHIBIT D

Confidentiality Agreement

[See Attached]

GI Dynamics, Inc. – Exhibit D to Consulting Agreement

EXHIBIT E

LIST OF COMPANIES EXCLUDED UNDER SECTION 8

None.

Except as indicated above on this exhibit, Consultant has no engagements or employment to disclose pursuant to Section 8 of this Agreement.

___ Additional Sheets Attached

Signature of Consultant:

Print Name of Consultant:

Date:

GI Dynamics, Inc. – Exhibit E to Consulting Agreement